Exhibit 99.1
FROM:
Newtek Business Services Corp.
http://www.thesba.com
Investor Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@thesba.com
Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566 / ssingh@thesba.com

Newtek Declares First Quarter Dividend of $0.35 Per Share

Reconfirms 2016 Dividend Forecast of $1.50 Per Share

NEW YORK - February 25, 2016 - Newtek Business Services Corp. (NASDAQ Global Market: NEWT), an internally managed business development company (“BDC”), announced today that its board of directors declared a first quarter cash dividend(1) of approximately $5.1 million, or $0.35 per share (based on 14.5 million shares currently outstanding), payable on March 31, 2016 to shareholders of record as of March 22, 2016.  In addition, the Company is reconfirming its full year 2016 dividend forecast of $21.8 million, or $1.50 per share.
Barry Sloane, Chairman, President and Chief Executive Officer said, “We are pleased to announce our first quarter dividend of $0.35 per share as well as reconfirm our full year 2016 dividend forecast of $1.50 per share. We have historically experienced stronger earnings performance in the second half of the year and expect to experience a similar trend this year. Our earnings on average in the second half of the year have comprised 60% of total full year earnings due to seasonality.”
Mr. Sloane continued, “Thus far in 2016, our business has exhibited strong performance in line with our forecasts. Our SBA 7(a) loan pipeline to date in 2016 is tracking at or above our expectations. In addition, the premiums we have received to date in 2016 on the sale of the guaranteed portions of our SBA 7(a) loan investments have met or exceeded our expectations, as has the portfolio quality of the loans we originate, which have experienced lower than forecasted credit losses. We expect to announce our full year 2015 results on or before March 15, 2016, with exact details to be announced shortly.”
The Company’s board of directors expects to maintain a dividend policy with the objective of distributing four quarterly distributions in an amount that approximates at least 90% to 98% of the Company’s annual taxable income.
The determination of the tax attributes of the Company’s distributions is made annually as of the end of the Company’s fiscal year based upon its taxable income for the full year and distributions paid for the full year.

(1) The dividend will be paid in cash or shares of the Company's Common Stock through participation in the Company's dividend reinvestment program (“DRIP”), at the election of shareholders.

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek and its portfolio companies products and services include: Business Lending, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Accounts Receivable Financing, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, Data Backup, Storage and Retrieval and Payroll.
The Small Business Authority® is a registered trade mark of Newtek Business Services Corp., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/.

For more information, please visit the following website:
www.thesba.com

Contacts:

Newtek Business Services Corp.
Barry Sloane
Chairman and CEO
212-356-9500
bsloane@thesba.com

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